UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2015
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
 (Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2015, CAI Rail Inc. (“CAI Rail”), a wholly owned subsidiary of CAI International, Inc. (the  “Company”), entered into a Second Amended and Restated Revolving Credit Agreement (the “Restated Credit Agreement”) among CAI Rail, as Borrower, the Company, as Guarantor, the lending institutions from time to time listed on Schedule 1 thereto (the “Lenders”), MUFG Union Bank, N.A., as administrative agent, acting for itself and the other Lenders, MUFG Union Bank, N.A. and Bank of America, N.A., as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, and ING Bank, a branch of ING-Diba AG and The Huntington National Bank, as co-documentation agents.  The Restated Credit Agreement provides for a five-year revolving credit facility of up to $500 million for the acquisition of railcars by CAI Rail, which is secured by all of the assets of CAI Rail and guaranteed by the Company.  The Restated Credit Agreement amends and restates the terms of that certain Amended and Restated Revolving Credit Agreement, dated July 25, 2014, among CAI Rail, the Company and the financial institutions referred to therein (as amended, the “Prior Facility”).

Among other things, the Restated Credit Agreement refinances the Prior Facility, and reduces CAI Rail’s borrowing rates by 25 basis points based on the Company’s applicable leverage ratio.  The interest rates under the Restated Credit Agreement vary depending upon whether the loans are characterized as base rate loans or Eurodollar rate loans, with interest rates based on a leverage grid which sets interest rates for Eurodollar rate loans at LIBOR plus an applicable margin ranging from 1.25% to 2.00% and base rate loans at the base rate plus an applicable margin ranging from 0.25% to 1.00%, in each case based on the total leverage ratio of the Company.  In addition, the Restated Credit Agreement increases the facility commitment from $250 million to $500 million with the ability to increase the commitments under the facility to up to $700 million subject to certain conditions, expands the equipment types available for financing under the Restated Credit Agreement, extends the maturity date to October 22, 2020 and revises certain of the covenants and restrictions under the Prior Facility to provide CAI Rail with additional flexibility.  Except as described above, the other material terms of the Restated Credit Agreement are substantially the same as the Prior Facility.

The foregoing summary of the Restated Credit Agreement does not purport to be complete, and is subject to and is qualified in its entirety by the terms of the Restated Credit Agreement, which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

99.1
Second Amended and Restated Revolving Credit Agreement, dated October 22, 2015, among CAI Rail Inc., CAI International, Inc., the lending institutions from time to time listed on Schedule 1 thereto, MUFG Union Bank, N.A. and Bank of America, N.A., as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, and ING Bank, a branch of ING-Diba AG and The Huntington National Bank, as co-documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: October 27, 2015	By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Second Amended and Restated Revolving Credit Agreement, dated October 22, 2015, among CAI Rail Inc., CAI International, Inc., the lending institutions from time to time listed on Schedule 1 thereto, MUFG Union Bank, N.A. and Bank of America, N.A., as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, and ING Bank, a branch of ING-Diba AG and The Huntington National Bank, as co-documentation agents.